Exhibit 99.1

NEWS RELEASE

2901 Butterfield Road	Oak Brook, III. 60523	www.inlandgroup.com

FOR IMMEDIATE RELEASE

Contact:	Georganne Palffy, The Inland Real Estate Group of Companies, Inc. (630) 218-8000, ext. 2358 or palffy@inlandgroup.com (Analysts)

Darryl Cater, The Inland Real Estate Group of Companies, Inc. (630) 218-8000 ext. 4896 or cater@inlandqroup.com (Media)

INLAND AMERICAN REAL ESTATE TRUST, INC. ANNOUNCES

2007 ANNUAL MEETING TO BE HELD JUNE 4, 2007

Oak Brook, III. March 27, 2007 - Inland American Real Estate Trust, Inc. (the “Company”) today announced that its 2007 annual meeting of stockholders will be held on June 4, 2007.  Additional meeting details and the procedures for admission will be included in the Company’s 2007 annual meeting proxy statement, which the Company expects to begin mailing on or about April 6, 2007.  Stockholders of record as of the close of business on April 6, 2007 are entitled to receive notice of, and vote at, the annual meeting.

Inland American Real Estate Trust, Inc. is a real estate investment trust focused on the ownership and management of a diversified portfolio, including retail, office, multi-family and industrial properties within the United States and Canada, either directly, or by acquiring REITs or other “real estate operating companies“.  As of January 1, 2007, the company’s portfolio consists of wholly owned and joint venture interests in ninety-three properties, for a total of approximately 14.4 million square feet located in 23 states.  For further information please go to the company website at www.inland-american.com.

This press release may contain forward-looking statements.  Forward-looking statements are statements that do not reflect historical facts, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by use of words such as “anticipates,” “may,” “will,” “should,” “could,” “expects,” “plans,” “estimates,”  “intends,” “believes,” and similar expressions that do not relate to historical matters.  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, but are not limited to, risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof.  The Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.